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                                                                    EXHIBIT 23.5


                        CONSENT OF HAMBRECHT & QUIST LLC


         We hereby consent to the inclusion of our opinion letter dated November 9, 1998 to the Board of Directors of OraVax, Inc. as Annex B to the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form F-4 relating to the proposed merger of Peach Acquisition Corp., a wholly-owned subsidiary of Peptide Therapeutics Group plc, with and into OraVax, Inc. and to the references to us and to such opinion in the Prospectus/Proxy Statement under the captions "Summary--OraVax's Reasons for the Merger," "--Fairness Opinion of OraVax's Financial Advisor," "Background and Reasons for the Merger--Background of the Merger," "--OraVax's ReasonS for the Merger," and "--Opinion of Financial Advisor to the Board of Directors." In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                                  HAMBRECHT & QUIST LLC


February 3, 1999                                  By: /S/ DENNIS J. PURCELL
                                                      ----------------------
                                                  Name:  Dennis J. Purcell
                                                  Title: Managing Director